Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FOURTH QUARTER FISCAL 2016 OPERATING RESULTS

Uncasville, Connecticut, November 22, 2016 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its fourth fiscal quarter ended September 30, 2016.

“We are pleased to report another quarter of strong operating results and year-over-year growth,” said Robert J. Soper, President and Chief Executive Officer of the Authority. “Our fiscal fourth quarter capped off an equally strong fiscal year, highlighted by increased consolidated profit and profit margin, led by Mohegan Sun which generated its highest operating cash flow since 2008. With a successful comprehensive refinancing behind us, the opening of our new 400-room Earth Hotel and the grand opening of ilani Resort approximately two quarters away, we look forward to even stronger financial performance going forward.”

Consolidated operating results for the fourth quarter ended September 30, 2016 (unaudited):

•	Net revenues of $346.4 million, a 2.1% increase over the fourth quarter of fiscal 2015

•	Gaming revenues of $301.0 million, a 1.6% increase over the fourth quarter of fiscal 2015

•	Gross slot revenues of $209.1 million, a 0.9% increase over the fourth quarter of fiscal 2015

•	Table game revenues of $91.7 million, a 5.0% increase over the fourth quarter of fiscal 2015

•	Non-gaming revenues of $70.0 million, a 1.5% increase over the fourth quarter of fiscal 2015

•	Adjusted EBITDA, a non-GAAP measure described below, of $94.8 million, a 2.1% increase over the fourth quarter of fiscal 2015

•	Adjusted EBITDA margin of 27.4%, relatively flat compared to the fourth quarter of fiscal 2015

•	Income from operations of $72.8 million, relatively flat compared to the fourth quarter of fiscal 2015

•	Net income attributable to the Authority of $44.2 million, a 21.2% increase over the fourth quarter of fiscal 2015

The growth in Adjusted EBITDA was principally driven by higher gaming revenues at Mohegan Sun and increased revenues generated by Corporate. Income from operations was relatively flat. Net income attributable to the Authority increased primarily as a result of a non-recurring loss on early extinguishment of debt recorded in the fourth quarter of fiscal 2015 and lower interest expense, combined with the increase in Adjusted EBITDA.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Adjusted EBITDA	$83,600	$79,672	$3,928	4.9%
Income from operations	$66,354	$63,638	$2,716	4.3%
Operating costs and expenses	$200,330	$197,469	$2,861	1.4%
Net revenues	$266,684	$261,107	$5,577	2.1%
Gaming revenues	$231,854	$226,142	$5,712	2.5%
Non-gaming revenues	$54,016	$55,571	$(1,555)	(2.8%)

The growth in Adjusted EBITDA and income from operations primarily resulted from increased table game and slot revenues driven by higher gaming volumes, combined with lower payroll costs. These results were partially offset by higher costs related to general administrative and consulting services. The decline in non-gaming revenues primarily reflected lower entertainment revenues resulting from a reduction in the number of shows held at the Mohegan Sun Arena. Adjusted EBITDA margin increased to 31.3% for the quarter ended September 30, 2016 from 30.5% in the fourth quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Slots:
Handle	$1,874,628	$1,849,341	$25,287	1.4%
Gross revenues	$153,874	$151,333	$2,541	1.7%
Net revenues	$147,794	$146,165	$1,629	1.1%
Free promotional slot plays (1)	$15,553	$15,517	$36	0.2%
Weighted average number of machines (in units)	5,095	5,136	(41)	(0.8%)
Hold percentage (gross)	8.2%	8.2%	—	—
Win per unit per day (gross) (in dollars)	$328	$320	$8	2.5%

Table games:
Drop	$497,499	$451,120	$46,379	10.3%
Revenues	$80,956	$76,716	$4,240	5.5%
Weighted average number of games (in units)	278	283	(5)	(1.8%)
Hold percentage (2)	16.3%	17.0%	(0.7%)	(4.1%)
Win per unit per day (in dollars)	$3,166	$2,950	$216	7.3%

Poker:
Revenues	$2,192	$2,268	$(76)	(3.4%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$567	$587	$(20)	(3.4%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Food and beverage:
Revenues	$14,735	$15,399	$(664)	(4.3%)
Meals served	676	727	(51)	(7.0%)
Average price per meal served (in dollars)	$16.23	$15.85	$0.38	2.4%

Hotel:
Revenues	$12,257	$11,695	$562	4.8%
Rooms occupied	106	106	—	—
Occupancy rate	97.8%	98.5%	(0.7%)	(0.7%)
Average daily room rate (in dollars)	$109	$102	$7	6.9%
Revenue per available room (in dollars)	$107	$101	$6	5.9%

Retail, entertainment and other:
Revenues	$27,024	$28,477	$(1,453)	(5.1%)
Arena events (in events)	33	35	(2)	(5.7%)
Arena tickets	195	199	(4)	(2.0%)
Average price per Arena ticket (in dollars)	$44.10	$43.17	$0.93	2.2%

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Adjusted EBITDA	$13,463	$17,306	$(3,843)	(22.2%)
Income from operations	$10,535	$14,394	$(3,859)	(26.8%)
Operating costs and expenses	$64,982	$62,285	$2,697	4.3%
Net revenues	$75,517	$76,679	$(1,162)	(1.5%)
Gaming revenues	$69,143	$70,115	$(972)	(1.4%)
Non-gaming revenues	$11,784	$11,771	$13	0.1%

The declines in Adjusted EBITDA and income from operations primarily resulted from a combination of higher operating costs and expenses and a difficult comparison due to a non-recurring property tax adjustment recorded in the fourth quarter of fiscal 2015. These results were partially offset by lower payroll costs. Adjusted EBITDA margin decreased to 17.8% for the quarter ended September 30, 2016 from 22.6% in the fourth quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Slots:
Handle	$679,208	$692,710	$(13,502)	(1.9%)
Gross revenues	$55,184	$55,796	$(612)	(1.1%)
Net revenues	$55,058	$55,794	$(736)	(1.3%)
Free promotional slot plays (1)	$11,485	$12,687	$(1,202)	(9.5%)
Weighted average number of machines (in units)	2,297	2,332	(35)	(1.5%)
Hold percentage (gross)	8.1%	8.1%	—	—
Win per unit per day (gross) (in dollars)	$260	$260	$—	—

Table games:
Drop	$54,729	$56,562	$(1,833)	(3.2%)
Revenues	$10,777	$10,640	$137	1.3%
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	19.7%	18.8%	0.9%	4.8%
Win per unit per day (in dollars)	$1,605	$1,584	$21	1.3%

Poker:
Revenues	$661	$704	$(43)	(6.1%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$400	$425	$(25)	(5.9%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Food and beverage:
Revenues	$7,380	$7,510	$(130)	(1.7%)
Meals served	165	186	(21)	(11.3%)
Average price per meal served (in dollars)	$19.85	$17.44	$2.41	13.8%

Hotel:
Revenues	$1,665	$1,602	$63	3.9%
Rooms occupied	21	21	—	—
Occupancy rate	96.8%	98.5%	(1.7%)	(1.7%)
Average daily room rate (in dollars)	$73	$69	$4	5.8%
Revenue per available room (in dollars)	$71	$68	$3	4.4%

Retail, entertainment and other:
Revenues	$2,739	$2,659	$80	3.0%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2016	September 30, 2015	Variance	Percentage Variance
Adjusted EBITDA	$(2,226)	$(4,055)	$1,829	45.1%
Loss from operations	$(4,077)	$(5,136)	$1,059	20.6%
Operating costs and expenses	$9,541	$8,049	$1,492	18.5%
Net revenues	$5,464	$2,913	$2,551	87.6%

Adjusted EBITDA and loss from operations benefited from increased revenues driven by development and consulting fees earned in connection with our development arrangement for the Cowlitz Project and our consulting arrangement with Paragon Casino Resort. The increase in operating costs and expenses primarily reflected increased expenditures associated with various diversification initiatives.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Mohegan Sun	$83,600	$79,672	$66,354	$63,638	$266,684	$261,107
Mohegan Sun Pocono	13,463	17,306	10,535	14,394	75,517	76,679
Corporate	(2,226)	(4,055)	(4,077)	(5,136)	5,464	2,913
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$94,837	$92,923	$72,812	$72,896	$346,392	$339,426

	Adjusted EBITDA For the Fiscal Year Ended		Income (Loss) from Operations For the Fiscal Year Ended		Net Revenues For the Fiscal Year Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Mohegan Sun	$302,181	$284,091	$237,605	$212,211	$1,022,076	$994,010
Mohegan Sun Pocono	53,281	57,946	41,445	45,817	298,677	295,135
Corporate	(12,062)	(22,380)	(17,907)	(24,853)	19,133	7,567
Inter-segment revenues	—	—	—	—	(5,092)	(5,092)

Total	$343,400	$319,657	$261,143	$233,175	$1,334,794	$1,291,620

Other Information

Liquidity

As of September 30, 2016, the Authority held cash and cash equivalents of $83.7 million compared to $65.8 million as of September 30, 2015. As of September 30, 2016, $13.0 million was drawn on the Authority’s $100 million revolving credit facility, while no amounts were drawn on the Authority’s $16.5 million line of credit. As of September 30, 2016, letters of credit issued under the revolving credit facility totaled $2.5 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, the Authority had approximately $84.5 million of borrowing capacity under its revolving credit facility and line of credit as of September 30, 2016.

Interest Expense

Interest expense decreased by $2.3 million, or 6.3%, to $33.9 million for the quarter ended September 30, 2016 compared to $36.2 million in the fourth quarter of fiscal 2015. The reduction in interest expense was attributable to lower weighted average interest rate. Weighted average interest rate was 7.9% for the quarter ended September 30, 2016 compared to 8.5% in the fourth quarter of fiscal 2015. Weighted average outstanding debt was $1.71 billion for the quarter ended September 30, 2016 compared to $1.69 billion in the fourth quarter of fiscal 2015.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Fiscal Year Ended September 30, 2016	Forecasted Fiscal Year 2017
Mohegan Sun:
Maintenance	$29.0	$35.0
Development	10.9	0.9

Subtotal	39.9	35.9
Mohegan Sun Pocono:
Maintenance	5.4	7.3
Development	2.2	0.7

Subtotal	7.6	8.0
Corporate:
Maintenance	0.2	0.2
Development	—	0.7
Other	1.3	—

Subtotal	1.5	0.9

Total	$49.0	$44.8

Distributions to the Tribe

Distributions to the Tribe totaled $18.5 million for the quarter ended September 30, 2016 compared to $17.5 million in the fourth quarter of fiscal 2015. Distributions to the Tribe are anticipated to total $60.0 million for fiscal 2017.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its fourth quarter fiscal 2016 operating results on Tuesday, November 22, 2016 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028365

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, November 22, 2016. This replay will run through December 6, 2016.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028365

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Fiscal Year Ended September 30, 2016	For the Fiscal Year Ended September 30, 2015
Revenues:
Gaming	$300,997	$296,257	$1,166,886	$1,133,720
Food and beverage	22,115	22,909	88,923	89,720
Hotel	13,922	13,297	52,561	50,496
Retail, entertainment and other	33,986	32,799	123,017	115,030

Gross revenues	371,020	365,262	1,431,387	1,388,966
Less – Promotional allowances	(24,628)	(25,836)	(96,593)	(97,346)

Net revenues	346,392	339,426	1,334,794	1,291,620

Operating costs and expenses:
Gaming	166,569	165,906	661,629	651,900
Food and beverage	9,630	10,191	40,437	41,554
Hotel	4,287	4,167	16,018	14,934
Retail, entertainment and other	11,917	11,511	42,608	45,779
Advertising, general and administrative	51,576	47,978	200,447	188,924
Corporate	9,220	7,727	35,821	31,127
Depreciation and amortization	17,944	18,877	73,913	77,580
(Gain) loss on disposition of assets	(161)	173	180	1,018
Severance	—	—	—	3,370
Pre-opening	723	—	723	—
Impairment	1,875	—	1,875	2,502
Relinquishment liability reassessment	—	—	—	(243)

Total operating costs and expenses	273,580	266,530	1,073,651	1,058,445

Income from operations	72,812	72,896	261,143	233,175

Other income (expense):
Accretion of discount to the relinquishment liability	—	—	—	(227)
Interest income	3,091	2,429	9,560	7,983
Interest expense	(33,900)	(36,184)	(136,194)	(143,876)
Loss on modification and early extinguishment of debt	—	(3,987)	(484)	(3,987)
Income (loss) from unconsolidated affiliates	399	330	(939)	(972)
Other income (expense), net	8	1	(9)	43

Total other expense	(30,402)	(37,411)	(128,066)	(141,036)

Net income	42,410	35,485	133,077	92,139
(Income) loss attributable to non-controlling interests	1,798	977	(427)	2,255

Net income attributable to Mohegan Tribal Gaming Authority	$44,208	$36,462	$132,650	$94,394

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating Results:
Gross revenues	$371,020	$365,262	$1,431,387	$1,388,966
Net revenues	$346,392	$339,426	$1,334,794	$1,291,620
Income from operations	$72,812	$72,896	$261,143	$233,175

Other Data:
Adjusted EBITDA	$94,837	$92,923	$343,400	$319,657
Capital expenditures	$21,267	$20,986	$48,962	$30,024
Cash interest paid	$48,142	$55,941	$132,730	$136,541
Distributions to the Tribe	$18,550	$17,500	$53,000	$50,000

Balance Sheet Data:			September 30, 2016	September 30, 2015
Cash and cash equivalents			$83,743	$65,754
Capital leases			$1,521	$2,345
Long-term debt, including current portion			$1,685,167	$1,666,344

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating results:
Gross revenues (in thousands)	$285,870	$281,713	$1,096,864	$1,071,194
Net revenues (in thousands)	$266,684	$261,107	$1,022,076	$994,010
Income from operations (in thousands)	$66,354	$63,638	$237,605	$212,211
Operating margin	24.9%	24.4%	23.2%	21.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$83,600	$79,672	$302,181	$284,091
Adjusted EBITDA margin	31.3%	30.5%	29.6%	28.6%

Capital expenditures (in thousands)	$16,255	$17,622	$39,921	$24,521

Weighted average number of units:
Slot machines	5,095	5,136	5,123	5,268
Table games	278	283	273	283
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$328	$320	$316	$303
Table games	$3,166	$2,950	$3,088	$2,781
Poker tables	$567	$587	$606	$637

Hold percentage:
Slot machines (gross)	8.2%	8.2%	8.1%	8.3%
Table games	16.3%	17.0%	16.4%	16.3%

Food and beverage statistics:
Meals served (in thousands)	676	727	2,684	2,881
Average price per meal served	$16.23	$15.85	$16.16	$15.92

Hotel statistics:
Rooms occupied (in thousands)	106	106	423	420
Occupancy rate	97.8%	98.5%	98.4%	98.0%
Average daily room rate	$109	$102	$103	$100
Revenue per available room	$107	$101	$102	$98

Entertainment statistics:
Arena events (in events)	33	35	118	120
Arena tickets (in thousands)	195	199	667	691
Average price per Arena ticket	$44.10	$43.17	$48.05	$50.60

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating results:
Gross revenues (in thousands)	$80,927	$81,886	$320,364	$315,224
Net revenues (in thousands)	$75,517	$76,679	$298,677	$295,135
Income from operations (in thousands)	$10,535	$14,394	$41,445	$45,817
Operating margin	14.0%	18.8%	13.9%	15.5%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$13,463	$17,306	$53,281	$57,946
Adjusted EBITDA margin	17.8%	22.6%	17.8%	19.6%

Capital expenditures (in thousands)	$3,661	$3,361	$7,575	$5,448

Weighted average number of units:
Slot machines	2,297	2,332	2,322	2,331
Table games	73	73	73	73
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$260	$260	$260	$251
Table games	$1,605	$1,584	$1,575	$1,699
Poker tables	$400	$425	$454	$462

Hold percentage:
Slot machines (gross)	8.1%	8.1%	8.1%	8.2%
Table games	19.7%	18.8%	19.2%	19.7%

Food and beverage statistics:
Meals served (in thousands)	165	186	664	695
Average price per meal served	$19.85	$17.44	$19.67	$17.94

Hotel statistics:
Rooms occupied (in thousands)	21	21	83	82
Occupancy rate	96.8%	98.5%	96.3%	95.2%
Average daily room rate	$73	$69	$66	$64
Revenue per available room	$71	$68	$64	$61

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating results:
Gross revenues (in thousands)	$5,496	$2,936	$19,251	$7,640
Net revenues (in thousands)	$5,464	$2,913	$19,133	$7,567
Loss from operations (in thousands)	$(4,077)	$(5,136)	$(17,907)	$(24,853)

Adjusted EBITDA (in thousands)	$(2,226)	$(4,055)	$(12,062)	$(22,380)

Capital expenditures (in thousands)	$1,351	$3	$1,466	$55

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Adjusted EBITDA	$94,837	$92,923	$343,400	$319,657
Depreciation and amortization	(17,944)	(18,877)	(73,913)	(77,580)
Share compensation	—	—	(6,147)	—
Gain (loss) on disposition of assets	161	(173)	(180)	(1,018)
Severance	—	—	—	(3,370)
Pre-opening	(723)	—	(723)	—
Impairment	(1,875)	—	(1,875)	(2,502)
Relinquishment liability reassessment	—	—	—	243
Adjusted EBITDA attributable to non-controlling interests	(1,644)	(977)	581	(2,255)

Income from operations	72,812	72,896	261,143	233,175

Accretion of discount to the relinquishment liability	—	—	—	(227)
Interest income	3,091	2,429	9,560	7,983
Interest expense	(33,900)	(36,184)	(136,194)	(143,876)
Loss on modification and early extinguishment of debt	—	(3,987)	(484)	(3,987)
Income (loss) from unconsolidated affiliates	399	330	(939)	(972)
Other income (expense), net	8	1	(9)	43

Net income	$42,410	$35,485	$133,077	$92,139

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended September 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	(Gain) Loss on Disposition of Assets	Severance	Pre-Opening	Impairment	Relinquishment Liability Reassessment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$66,354	$14,745	$—	$(160)	$—	$723	$1,875	$—	$63	$83,600
Mohegan Sun Pocono	10,535	2,929	—	(1)	—	—	—	—	—	13,463
Corporate	(4,077)	270	—	—	—	—	—	—	1,581	(2,226)

Total	$72,812	$17,944	$—	$(161)	$—	$723	$1,875	$—	$1,644	$94,837

	For the Three Months Ended September 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	(Gain) Loss on Disposition of Assets	Severance	Pre-Opening	Impairment	Relinquishment Liability Reassessment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$63,638	$15,697	$—	$179	$—	$—	$—	$—	$158	$79,672
Mohegan Sun Pocono	14,394	2,918	—	(6)	—	—	—	—	—	17,306
Corporate	(5,136)	262	—	—	—	—	—	—	819	(4,055)

Total	$72,896	$18,877	$—	$173	$—	$—	$—	$—	$977	$92,923

	For the Fiscal Year Ended September 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	(Gain) Loss on Disposition of Assets	Severance	Pre-Opening	Impairment	Relinquishment Liability Reassessment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$237,605	$61,017	$—	$167	$—	$723	$1,875	$—	$794	$302,181
Mohegan Sun Pocono	41,445	11,823	—	13	—	—	—	—	—	53,281
Corporate	(17,907)	1,073	6,147	—	—	—	—	—	(1,375)	(12,062)

Total	$261,143	$73,913	$6,147	$180	$—	$723	$1,875	$—	$(581)	$343,400

	For the Fiscal Year Ended September 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	(Gain) Loss on Disposition of Assets	Severance	Pre-Opening	Impairment	Relinquishment Liability Reassessment	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$212,211	$64,520	$—	$1,022	$3,244	$—	$2,502	$(243)	$835	$284,091
Mohegan Sun Pocono	45,817	12,007	—	(4)	126	—	—	—	—	57,946
Corporate	(24,853)	1,053	—	—	—	—	—	—	1,420	(22,380)

Total	$233,175	$77,580	$—	$1,018	$3,370	$—	$2,502	$(243)	$2,255	$319,657

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share compensation expense, gain or loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, impairment charges, reassessment and accretion of discount to a relinquishment liability, loss on modification and early extinguishment of debt, income or loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000